Exhibit 4.11.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND

SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL TRUST AND INTERCREDITOR AGREEMENT DATED AS OF JUNE 28, 2010 AMONG, INTER ALIOS, AMERICAN CAPITAL, LTD. AND U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, AND EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE COLLATERAL TRUST AND INTERCREDITOR AGREEMENT.

AMERICAN CAPITAL, LTD.

Certificate No. D-1

ISIN No. US02503YAC75

CUSIP No. 02503YAC7

$500,000,000

SENIOR SECURED AMORTIZING ADJUSTABLE FIXED RATE DOLLAR NOTE DUE 2013

AMERICAN CAPITAL, LTD., a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to Cede & Co. or registered assigns the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (or such other amount set forth in the schedule hereto) on December 31, 2013.

Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing September 30, 2010.

Subject to the terms of the within-mentioned Indenture, this Security shall bear interest at a per annum rate equal to 2.46% plus the Applicable Percentage (as defined in the Indenture). Pursuant to the Indenture, “Applicable Percentage” means, as of any date of determination, the percentage per annum set forth in the grid below opposite the aggregate outstanding principal amount of Loans and the Outstanding principal amount of Securities on such date:

Aggregate Outstanding Principal Amount of Loans and Securities
≥ $1,000,000,000	6.5%
< $1,000,000,000	5.5%

In addition, if the Company shall fail to pay any Penalty Amortization Amount with respect to a series of Amortizing Securities in accordance with the schedules set forth in Section 2.2(a) and Section 2.2(f), as applicable, of the Indenture, the Applicable Percentage with respect to all series of Securities (including Call-Protected Dollar Securities) shall increase (on a cumulative basis for each such failure, if applicable) by an additional 0.50% per annum for each succeeding day until such time as such unpaid Penalty Amortization Amount and any other Penalty Amortization Amount that has not been paid in accordance with such schedules has been paid. Notwithstanding the foregoing, the Applicable Percentage shall not be subject to additional increases pursuant to the preceding sentence at any time Default Interest is accruing pursuant to Section 2.23 of the Indenture (but any prior or contemporaneous increases shall remain effective).

Interest payable under this Security shall be calculated on the basis of a 360-day year of twelve 30-day months.

Regular Record Dates: March 15, June 15, September 15 and December 15.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Senior Secured Amortizing Adjustable Fixed Rate Dollar Note to be signed manually or by facsimile by one of its duly authorized officers.

AMERICAN CAPITAL, LTD.

By:	/s/ Samuel A. Flax

Name:	Samuel A. Flax
Title:	Executive Vice President, General Counsel and Secretary

[Company Signature Page to 144A Senior Secured Amortizing Adjustable Fixed Rate Dollar Note]

Certificate of Authentication

This is one of the Senior Secured Amortizing Adjustable Fixed Rate Dollar Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Jane Schweiger
Jane Schweiger
Authorized Signatory

Dated: June 28, 2010

[Trustee Authentication to 144A Senior Secured Amortizing Adjustable Fixed Rate Dollar Note]

[REVERSE OF SECURITY]

AMERICAN CAPITAL, LTD.

SENIOR SECURED AMORTIZING ADJUSTABLE FIXED RATE DOLLAR NOTE DUE

2013

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal, Interest and Fees. AMERICAN CAPITAL, LTD., a Delaware corporation, as issuer (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) for value received, promises to pay the principal hereof on the Maturity Date (or such earlier date as is provided in the Indenture) and, until the principal hereof is paid or made available for payment, interest on the principal amount at a rate per annum set forth in Section 2.1(d), Section 2.1(e) and Section 2.23 of the Indenture and fees on the Securities as set forth in Section 2.3. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date to but excluding the date on which interest is paid. Interest shall be payable quarterly in arrears on each Interest Payment Date to Holders of record of this Security at the close of business on the applicable Regular Record Date.

2. Method of Payment. The Company will pay interest on the Securities (except Default Interest) to the Persons who are registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal, interest, fees and other amounts due under the Indenture in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will, in the case of Global Securities, and may, in the case of definitive Securities, pay or cause to be paid by the Paying Agent, all principal or interest on the Securities, and all fees and other amounts due under the Indenture, to Holders who shall have provided wire transfer instructions to the Company or the Paying Agent. All other payments on the Securities will be made at the office or agency of the Paying Agent and Security Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders (the “Place of Payment”).

3. Paying Agent and Security Registrar. Initially, the Trustee under the Indenture will act as a Paying Agent and Security Registrar for the Securities. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

4. Indenture. The Company issued the Securities under an Indenture dated as of June 28, 2010 (as amended and supplemented from time to time, the “Indenture”) among the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Redemption. The Securities may be redeemed as set forth in Article II and Article XI of the Indenture.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess of $1.00. This Security shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed hereon and the aggregate principal amount of Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the redemption of Securities, except the unredeemed portion of any Security being redeemed in part.

7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. The Indenture and the Securities may be amended or supplemented or provisions thereof may be waived as provided in the Indenture.

9. Guarantors. Each of the Subsidiary Guarantors, if any, jointly and severally guarantees the prompt and complete payment and performance by the Company when due of the Guaranteed Obligations. As of the Closing Date, there are no Subsidiary Guarantors.

10. Security. In order to secure the payment of the principal and interest of the Securities and all fees and other amounts payable under the Indenture, the Company has entered into the Collateral Trust Agreement and the other Security Documents, pursuant to which the Company has granted the Collateral Trustee security interests in and liens on certain of its assets.

11. Defaults and Remedies. Events of Default are set forth in Section 7.1 of the Indenture.

12. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities, the guarantees thereof, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

13. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authorized by manual signature of the Trustee.

14. Common Codes, ISINs or CUSIP Numbers. The Company has caused Common Codes, ISINs or CUSIP numbers to be printed on the Securities and the Trustee may use Common Codes, ISINs or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

15. Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Trust Agreement and the other Security Documents.

Requests may be made to:

American Capital, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Attention: Investor Relations

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint: _______________________ Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Any Global Security authenticated and delivered hereunder shall bear a schedule in substantially the following form:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $500,000,000. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Security, or exchanges of a part of another Global Security for an interest in this Global Security, have been made:

Redemption Date or Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Custodian